UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015

TIER REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas

75248

(Address of principal executive offices)

(Zip Code)

972-483-2400

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

Attached to this Form 8-K as Exhibit 99.1 is a copy of a press release issued by TIER REIT, Inc. (which is referred to herein as the “Company”) on July 23, 2015 announcing the Company’s ringing of The NYSE Opening Bell® at 9:30 a.m. EDT on July 23, 2015 at the New York Stock Exchange (the “NYSE”) to celebrate the first day of trading in the Company’s shares of common stock on the NYSE.  In conjunction with the listing of its shares of common stock on the NYSE, the Company also announced the commencement of the Tender Offer (as described below).

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01                                           Other Events.

Listing

The Company announced today that it is authorized to list its common stock on the NYSE.  Trading will commence at 9:30 a.m. EDT on July 23, 2015 under the ticker symbol “TIER.”

Tender Offer

The Company announced today that it has commenced a modified “Dutch Auction” tender offer to purchase for cash up to $50 million of its shares of common stock from its stockholders (the “Tender Offer”).  Under the terms of the Tender Offer, the Company intends to select the lowest price, not greater than $21.00 nor less than $19.00 per share, net to the tendering stockholders in cash, less any applicable withholding taxes and without interest, which would enable the Company to purchase the maximum number of shares have an aggregate purchase price not exceeding $50 million (or such lesser amount if less than $50 million of shares of common stock are tendered after giving effect to any shares of common stock withdrawn).  The Company intends to fund the purchase price for shares of common stock accepted for payment pursuant to the Tender Offer, and related fees and expenses, from available cash and/or borrowings under its existing credit facility.

Important Information

This Current Report on Form 8-K is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any securities of the Company.  The full details of the Tender Offer, including complete instructions on how to tender shares, are included in the Offer to Purchase, the Letter of Transmittal, and other related materials that the Company will distribute to its stockholders and has filed with the Securities and Exchange Commission (the “SEC”).  Stockholders are urged to carefully read the Offer to Purchase, the Letter of Transmittal, and other related materials, as they contain important information, including the terms and conditions of the Tender Offer.  Stockholders may obtain free copies of the Offer to Purchase, the Letter of Transmittal, and other related materials that the Company has filed with the SEC at the SEC’s website at www.sec.gov or by calling Georgeson Inc., the information agent for the Tender Offer, at (800) 457-0759 (toll free) or by email at TIER@georgeson.com.  Questions and requests for assistance by retail stockholders may be directed to Georgeson Inc. at (800) 457-0759 (toll free); questions and requests for assistance by institutional stockholders may be directed to J. P. Morgan Securities LLC at (877) 371-5947 (toll free) or Wells Fargo Securities, LLC at (877) 450-7515 (toll free), the dealer managers for the Tender Offer.  In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at www.tierreit.com/ir.

Item 9.01.                                                                                        Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description

99.1	Press Release, dated July 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER REIT, INC.

Date: July 23, 2015	By:	/s/ Telisa Webb Schelin
	Name:	Telisa Webb Schelin
	Title:	Chief Legal Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 23, 2015